Exhibit 99.1

Calix Reports First Quarter 2011 Financial Results

PETALUMA, CA — April 28, 2011 — Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the first quarter ended March 26, 2011. Revenue for the first quarter of 2011 was $71.5 million, an increase of 48.3% compared to $48.2 million for the first quarter of 2010.

“Q1 was a record-setting quarter for Calix, and represented a strong start to fiscal year 2011,” said Carl Russo, Calix president and CEO. “We executed well across all segments of our business, and reported results that were ahead of expectations. Our integration of Occam Networks is progressing quickly and smoothly, resulting in accelerating innovation across our Unified Access portfolio and deeper relationships with our over 900 customers.”

Non-GAAP net income for the first quarter of 2011 was $3.8 million, or $0.09 per fully diluted share, an increase of 179.2% compared to non-GAAP net loss of $4.7 million, or $(0.15) per fully diluted share, for the first quarter of 2010. A reconciliation of GAAP and non-GAAP results is included as part of this release.

GAAP net loss for the first quarter of 2011 was $22.8 million, or $(0.55) per basic and diluted share, compared to a GAAP net loss of $10.2 million, or $(0.32) per basic and diluted share for the first quarter of 2010 assuming the conversion of preferred stock into common stock as of the beginning of the first quarter of 2010. A reconciliation of our Q1 2011 operating results from non-GAAP to GAAP is provided below:

	Non-GAAP	Merger Related and Other Expenses	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$71,470	—	—	—	$71,470
Cost of revenue	38,804	10,257	504	1,516	51,081

Gross profit	32,666	(10,257)	(504)	(1,516)	20,389
Operating expense	28,890	5,951	7,613	669	43,123

Operating income (loss)	3,776	(16,208)	(8,117)	(2,185)	(22,734)
Other income/(expense), net	2	—	—	—	2

Income (loss) before taxes	3,778	(16,208)	(8,117)	(2,185)	(22,732)
Provision for income taxes	24	—	—	—	24

Net income (loss)	$3,754	$(16,208)	$(8,117)	$(2,185)	$(22,756)

Weighted average basic and diluted shares used to compute GAAP net loss per common share					41,177

Weighted average diluted shares used to compute non-GAAP net income per common share	43,728	43,728	43,728	43,728

GAAP net loss per common share					$(0.55)

Non-GAAP net income per share	$0.09	$(0.37)	$(0.19)	$(0.05)

Conference Call

In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today to discuss its first quarter 2011 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information:

•	Dial-in number: (866) 788-0542 (U.S.) or (857) 350-1680 (outside the U.S.)

•	Passcode: 67453797

Replay call access information:

•	Replay call dial-in: (888) 286-8010 (U.S.) or (617) 801-6888 (outside the U.S.)

•	Passcode: 92801418

The conference call and webcast will include forward looking information.

About Calix

Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enable communications service providers worldwide to be the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.

Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring merger-related and other expenses, which the Company believes are not indicative of its core operating results. Merger-related and other expenses largely include the charge resulting from the required revaluation of Occam inventory to its estimated fair value, legal and professional expenses, and severance and integration-related expenses and inventory-related charges associated with our merger with Occam and to a lesser extent the settlement of litigation. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with these results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in the financial schedules portion of this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Investor Relations Contact:	Press Contact:
Carolyn Bass	Catherine Koo
415-445-3232	415-992-4400
Carolyn.Bass@Calix.com	calix@lewispr.com

Condensed Consolidated Statement of Operations

(in thousands)

	Three Months Ended
	March 26,	March 27,
	2011	2010
	(unaudited)
Revenue	$71,470	$48,203
Cost of revenue:
Products and services(1)	39,308	30,171
Merger-related expenses	10,257	—
Amortization of intangible assets	1,516	1,360

Total cost of revenue	51,081	31,531

Gross profit	20,389	16,672
Operating expenses:
Research and development(1)	15,039	11,847
Sales and marketing(1)	12,066	8,422
General and administrative(1)	9,308	4,748
Merger-related and other expenses(1)	6,041	—
Amortization of intangible assets	669	185

Total operating expenses	43,123	25,202

Loss from operations	(22,734)	(8,530)

Other income (expense):
Interest income	43	74
Interest expense	(46)	(473)
Change in fair value of preferred stock warrants	—	(173)
Other income	5	11

Loss before provision for income taxes	(22,732)	(9,091)
Provision for income taxes	24	171

Net loss	(22,756)	(9,262)
Preferred stock dividends	—	900

Net loss attributable to common stockholders	$(22,756)	$(10,162)

Net loss per common share:
Basic and diluted	$(0.55)	$(2.27)

Pro forma basic and diluted	$(0.55)	$(0.32)

Weighted average number of shares used to compute net loss per common share:
Basic and diluted	41,177	4,474

Pro forma basic and diluted (2)	41,177	31,865

(1)	Includes stock-based compensation as follows:

	Three Months Ended
	March 26,	March 27,
	2011	2010
	(unaudited)
Cost of revenue	$504	$140
Research and development	1,642	570
Sales and marketing	1,298	434
General and administrative	4,583	1,663
Merger-related	90	—

	$8,117	$2,807

(2)	For the first quarter ended March 27, 2010, includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the first quarter of 2010.

Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended
	March 26,	March 27,
	2011	2010
GAAP net loss	$(22,756)	$(10,162)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):
Stock-based compensation	8,027	2,807
Stock-based compensation (MRE)	90	—
Amortization of intangible assets	2,185	1,545
Merger-related expenses (COGS)	10,257	—
Merger-related and other expenses (OPEX)	5,951	—
Change in fair value of preferred stock warrants	—	173
Preferred stock dividends	—	900

Non-GAAP net income (loss)	$3,754	$(4,737)

Non-GAAP net income (loss) per common share
Basic	$0.09	$(0.15)

Diluted	$0.09	$(0.15)

Weighted average shares used to compute non-GAAP net income (loss) per common share - Basic (1)	41,177	31,865

Weighted average shares used to compute non-GAAP net income (loss) per common share - Diluted (1)(2)	43,728	31,865

(1)	For the first quarter ended March 27, 2010, includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the first quarter of 2010.
(2)	Includes the dilutive effect of outstanding stock options, warrants and restricted stock units for the first quarter of 2011.

	Three Months Ended
	March 26,		March 27,
	2011		2010
GAAP gross profit and gross margin	$20,389	28.5%	$16,672	34.6%
Adjustments to reconcile GAAP gross profit and gross margin to non-GAAP gross profit and gross margin:
Stock-based compensation	504		140
Amortization of intangible assets	1,516		1,360
Merger-related expenses	10,257		—

Non-GAAP gross profit and gross margin	$32,666	45.7%	$18,172	37.7%

Condensed Consolidated Balance Sheets

(In thousands)

	March 26,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$29,547	$66,304
Marketable securities	8,999	32,020
Restricted cash	1,054	—
Accounts receivable, net	54,342	43,377
Inventory	49,380	24,557
Deferred cost of goods sold	9,854	7,771
Prepaid and other current assets	2,838	3,245

Total current assets	156,014	177,274
Property and equipment, net	19,283	11,815
Goodwill	118,552	65,576
Intangible assets, net	95,984	515
Other assets	2,491	2,376

Total assets	$392,324	$257,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,000	$10,268
Accrued liabilities	44,668	25,987
Deferred revenue	18,076	14,062

Total current liabilities	78,744	50,317

Long-term portion of deferred revenue	11,609	10,985
Other long term liabilities	1,833	951

Total liabilities	92,186	62,253

Stockholders’ equity:
Common stock	1,133	968
Additional paid-in capital	733,360	605,939
Other comprehensive income	36	31
Accumulated deficit	(434,391)	(411,635)

Total stockholders’ equity	300,138	195,303

Total liabilities and stockholders’ equity	$392,324	$257,556

Condensed Consolidated Statement of Cash Flows

(in thousands)

	Three Months Ended
	March 26,	March 27,
	2011	2010
	(unaudited)
Operating activities
Net loss	$(22,756)	$(9,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of premiums relating to available-for-sale securities	108	133
Depreciation and amortization	1,617	1,183
Amortization of intangible assets	2,185	1,545
Revaluation of warrant liability	—	173
Stock-based compensation	8,117	2,807
Changes in operating assets and liabilities:
Change in restricted cash	—	629
Accounts receivable, net	4,177	21,814
Inventory	4,406	(7,711)
Deferred cost of revenue	(2,083)	2,622
Prepaids and other assets	1,159	2,435
Accounts payable	(6,068)	(7,149)
Accrued liabilities	8,068	179
Other long-term liabilities	(8)	179
Deferred revenue	3,772	(4,519)

Net cash provided by operating activities	2,694	5,058

Investing activities
Acquisition of property and equipment	(1,722)	(1,481)
Purchase of marketable securities	—	(7,434)
Sales of marketable securities	—	6,708
Maturities of marketable securities	22,905	—
Acquisition of Occam Networks, net of cash assumed	(60,788)	—

Net cash used in investing activities	(39,605)	(2,207)

Financing activities
Proceeds from exercise of stock options and other	154	62
Proceeds from initial public offering of common stock, net of issuance costs	—	46,229

Net cash provided by financing activities	154	46,291

Net increase (decrease) in cash and cash equivalents	(36,757)	49,142
Cash and cash equivalents at beginning of year	66,304	31,821

Cash and cash equivalents at end of year	$29,547	$80,963